SECURITIES AND EXCHANGE COMMISSION

                      Washington DC   20549

            _________________________________________

                           FORM  8-K/A

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934





 Date of Report (Date of earliest event reported):  May 31, 1996



               EXECUTONE INFORMATION SYSTEMS, INC.
     (Exact name of registrant as specified in its charter)

            Virginia              0-11551               86-0449210
(State or other jurisdiction    (Commission           (IRS Employer
       of incorporation)        File Number)       Identification No.)


          478 Wheelers Farms Road, Milford, Connecticut     06460
            (Address of principal executive offices)     (Zip Code)


 Registrant's telephone number, including area code:  (203) 876-7600

Item 2.  Disposition of Assets.

On May 31, 1996, the Company sold substantially all of the Direct Sales and Services Group, including its long-distance reseller business and National Service Center (the DSO Group) to Clarity Telecom Holdings, Inc. (Clarity), an acquisition company led by Bain Capital, Inc. The purchase price consisted of $61.5 million in cash, a $5.9 million note and warrants to purchase 8% of the common stock of the new company issued as of the closing, for $1.1 million, exercisable for three years. The attached pro forma condensed consolidated financial statements are based upon a purchase price valuation of $64.7 million, which includes the cash consideration and the fair value of the note and warrants.

In addition to the transaction with Clarity, the pro forma condensed financial statements also reflect the disposition of the Company's Pittsburgh direct sales office and the impact of dispositions that the Company believes are probable of occurring, including the inmate calling business and the videoconferencing division, which are being sold separately to different purchasers. None of such businesses constituted a material portion of the Company's assets, revenues or income.


Forward-Looking Statements

In connection with initial announcement of the reported sale, the Company's management projected pro forma revenues in 1995 and pro forma pretax income, assuming certain expense eliminations, which was not intended to meet the requirements of Regulation S-X but was intended to provide a forward-looking estimate. The pro forma pretax income for 1995 included in this filing can be reconciled to the previously provided forward-looking estimate as follows (in millions of dollars):

          1995 Pretax loss per pro forma        $(21.1)
          Add:  Estimated interest income on
              investment of sale proceeds          2.2
          Add:  Provision for restructuring       25.1
                                                   6.2

          Forward-looking adjustments
           not included in pro forma:
           Acquisition costs                       1.0
           Goodwill amortization and other         0.8
          1995 forward-looking pretax estimate    $8.0

                               2

Item 7.  Financial Statements and Exhibits.                     Page

(b)  Pro forma condensed financial information                    4

     Pro forma consolidated balance sheet at March 31, 1996       5
     Pro forma consolidated statement of operations for the
          three-month period ended March 31, 1996                 6
     Pro forma consolidated statement of operations for the
          year ended December 31, 1995                            7


(c)  Exhibits                                                     9

(2) Asset Purchase Agreement by and among Tone Holdings, Inc. and Tone Acquisition Corporation, Executone Network Services, Inc. and Executone Information Systems, Inc. dated as of April 9, 1996 and Amendment No. 1 to Asset Purchase Agreement dated as of May 31, 1996, by and among Clarity Telecom Holdings, Inc. (formerly known as Tone Holdings, Inc.), Clarity Telecom, Inc. (formerly known as Tone Acquisition Corporation), Executone Network Services, Inc. and Executone Information Systems, Inc. Incorporated by reference to the Company's Annual Report on Form 10-K/A filed August 29, 1996.

               Executone Information Systems, Inc.
     Unaudited Pro Forma Consolidated Financial Information


The historical consolidated financial statements of Executone Information Systems, Inc. are as originally reported in its reports on Forms 10-K and 10-Q. The balance sheet and statements of operations of the telephony businesses sold to Clarity are based upon the historical financial results of the Direct Sales and Services Group, including the long-distance reseller business, for the respective periods. In addition, the Company previously announced that is was negotiating an agreement to sell its videoconferencing division. Although terms have not yet been finalized, the pro forma condensed statements assume that the disposition will result in a loss of approximately $2.5 million. The pro forma condensed statements also reflect the sale of the Pittsburgh direct sales office at its approximate book value and the disposal of the Company's inmate calling business which is expected to result in a loss of approximately $1 million.

The pro forma condensed consolidated balance sheet as of March
31, 1996 has been prepared to reflect the use of a portion of the proceeds from these transactions to repay the Company's bank borrowings, assuming the transaction had taken place at that date. The pro forma condensed consolidated statements of operations for the year ended December 31, 1995 and for the three-month period ended March 31, 1996 have been prepared assuming these transactions occurred January 1, 1995 and January 1, 1996, respectively. The condensed statements of operations also reflect the impact of reductions in force which have already been made related to these dispositions.

The pro forma information does not purport to represent the Company's actual results of operations if the transactions described above would have occurred at the beginning of the respective periods. In addition, the information may not be indicative of future results.

      Executone Information Systems, Inc. and Subsidiaries
         Pro Forma Condensed Consolidated Balance Sheet
                         March 31, 1996
                            Unaudited

(000s)                                  Businesses     Pro Forma         EISI
                              EISI         Sold       Adjustments     Pro Forma
ASSETS
Current Assets:
 Cash and cash equivalents  $ 6,280     $      0       $39,288 (a,b)   $45,568
 Accounts receivable, net    43,718      (18,303)       (1,000)  (a)    24,415
 Inventories                 36,380      (16,625)       (4,000)  (a)    15,755
 Prepaid expense and other
      current assets          4,587       (2,524)            0           2,063
     Total Current Assets    90,965      (37,452)       34,288          87,801

Property & Equipment, Net    18,781       (7,650)       (2,000)  (a)     9,131

Intangibles, Net             19,990            0             0          19,990

Deferred Taxes               31,376            0       (14,937) (a,b)   16,439

Other Assets                  3,199         (981)        3,323  (a,b)    5,541
     Total Assets          $164,311     $(46,083)      $20,674        $138,902

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Accounts payable           $30,869     $ (7,201)      $     0         $23,668
 Deferred revenue and
     customer deposits       20,409      (19,564)            0             845
 Other current liabilities   18,714       (5,684)        1,728  (a,b)   14,758
  Total Current Liabilities  69,992      (32,449)        1,728          39,271

Long-Term Debt               28,879         (387)      (15,312)   (b)   13,180
Long-Term Deferred Revenue    2,780       (2,494)            0             286
     Total Liabilities      101,651      (35,330)      (13,584)         52,737

Stockholders Equity:
 Common stock                   519            0             0             519
 Preferred stock              7,300            0             0           7,300
 Additional paid-in capital  79,716            0           100    (a)   79,816
 Retained earnings (deficit)(24,875)     (10,753)       34,158  (a,b)   (1,470)
  Total Stockholders' Equity 62,660      (10,753)       34,258          86,165

     Total Liabilities and Stockholders'
         Equity            $164,311     $(46,083)     $ 20,674        $138,902


     (a)To reflect total proceeds of $65.5 million for the sale of all of the Company's direct sales and services offices, the videoconferencing division and the inmate calling
     business, estimated gain, net of audit, legal and other
     expenses directly related to the sales, and the impact of
     the utilization of net operating losses on the deferred tax asset.
 (b) To reflect the repayment of a portion of the Company's debt, primarily the revolving credit facility, using the proceeds from
     the sale.   Also, writeoff of related deferred debt issue costs.

      Executone Information Systems, Inc. and Subsidiaries
    Pro Forma Condensed Consolidated Statement of Operations
             Three-Month Period Ended March 31, 1996
                            Unaudited


(000s)                                  Businesses    Pro Forma         EISI
                              EISI         Sold      Adjustments     Pro Forma
Revenues                    $66,966     $(47,630)      $13,568  (a)   $32,904

Cost of Revenues             40,486      (31,582)       12,984  (a)    21,888
     Gross Profit            26,480      (16,048)          584         11,016

Operating Expenses:
 Product development and
       engineering            3,764            0             0          3,764
 Selling, general and
       administrative        26,274      (16,635)         (293) (c)     9,346
    Total Operating Expenses 30,038      (16,635)         (293)        13,110

Operating Income/(Loss)      (3,558)         587           877         (2,094)

Interest and Other
       Expenses, Net            592            1          (340) (b)       253

Income/(Loss) Before
       Income Taxes          (4,150)         586         1,217         (2,347)

Provision/(Benefit) for
        Income Taxes         (1,660)         234           487  (d)      (939)

Net Income/(Loss)           $(2,490)    $    352      $    730        $(1,408)

Earnings/(Loss) Per Share   $ (0.05)                                  $ (0.03)

Weighted Average Shares
          Outstanding        51,853                                    52,754


     (a)To addback revenue and cost impact of sales from Executone to the DSOs which originally were eliminated in consolidation.
     (b)To reflect the reduction of interest expense due to debt repayment using the sale proceeds. Estimated interest income of $550 generated by the investment of remaining proceeds is not reflected in the pro forma statement.
 (c) Impact of reduction in force associated with business dispositions.
 (d) To reflect the tax impact of pro forma adjustments at a 40% effective rate.

      Executone Information Systems, Inc. and Subsidiaries
    Pro Forma Condensed Consolidated Statement of Operations
                  Year ended December 31, 1995
                            Unaudited



(000s)                                   Businesses    Pro Forma       EISI
                               EISI         Sold      Adjustments  Pro Forma (e)
Revenues                    $296,393     $(202,048)      $60,475  (a) $154,820

Cost of Revenues             173,536      (129,678)       59,287  (a)  103,145
     Gross Profit            122,857       (72,370)        1,188        51,675

Operating Expenses:
 Product development and
        engineering           14,703             0             0        14,703
 Selling, general and
        administrtaive       100,520       (67,080)       (1,173) (c)   32,267
 Provision for restructuring
        and unusual items     44,042       (18,907)            0        25,135
    Total Operating Expenses 159,265       (85,987)       (1,173)       72,105

Operating Income/(Loss)      (36,408)       13,617         2,361       (20,430)

Interest and Other
         Expenses, Net         2,813          (236)       (1,861) (b)      716

Income/(Loss) Before Income
         Taxes               (39,221)       13,853         4,222       (21,146)

Provision/(Benefit) for
         Income Taxes         (2,287)       (1,236)        1,689  (d)   (1,834)

Net Income/(Loss)           $(36,934)     $ 15,089       $ 2,533      $(19,312)

Earnings/(Loss) Per Share   $  (0.79)                                 $ ( 0.39)

Weighted Average Shares
         Outstanding          46,919                                    49,148




     (a)To addback revenue and cost impact of sales from Executone to the DSOs which originally were eliminated in consolidation.
     (b)To reflect the reduction of interest expense due to debt repayment using the sale proceeds. Estimated interest income of $2,200 generated by the investment of remaining proceeds is not reflected in the pro forma statement.
 (c) Impact of reduction in force associated with business dispositions.
 (d) To reflect the tax impact of pro forma adjustments at a 40% effective rate.
 (e) Refer to "Forward-Looking Statements" in Item 2.

                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                    EXECUTONE INFORMATION SYSTEMS, INC.


                                         By:__________________________________
                                            Anthony R. Guarascio
                                            Vice President, Finance and
                                            Chief Financial Officer


Date:   September 24, 1996

                          EXHIBIT INDEX


Exhibit
Number         Document

     2 Asset Purchase Agreement by and among Tone Holdings, Inc. and Tone Acquisition Corporation, Executone Network Services, Inc. and Executone Information Systems, Inc. dated as of April 9, 1996 and Amendment No. 1 to Asset Purchase Agreement dated as of May 31, 1996, by and among Clarity Telecom Holdings, Inc. (formerly known as Tone Holdings, Inc.), Clarity Telecom, Inc. (formerly known as Tone Acquisition Corporation), Executone Network Services, Inc. and Executone Information Systems, Inc. Incorporated by reference to the Registrant's Annual Report on Form 10-K/A for the year ended December 31, 1995, filed August 29, 1996.